EXHIBIT 10.2
                                                                    ------------













                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                                REEF VENTURES, LP










THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE PARTNERSHIP TO THE EFFECT THAT ANY SUCH TRANSFER OR SALE WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                                TABLE OF CONTENTS




REEF VENTURES, LP..............................................................1


ARTICLE I......................................................................1

   1.1    FORMATION OF THE PARTNERSHIP.........................................1
   1.2    NAME.................................................................1
   1.3    AGENT AND PRINCIPAL OFFICE...........................................1
   --    ----------------------------
   1.4    FILINGS..............................................................2
   1.5.   POWER OF ATTORNEY....................................................2
   1.6    TERM.................................................................3

ARTICLE II.....................................................................3

   2.1    CERTAIN DEFINITIONS..................................................3
   2.2    CONSTRUCTION.........................................................8

ARTICLE III....................................................................8

   3.1    PURPOSE..............................................................8
   3.2    POWERS...............................................................8

ARTICLE IV.....................................................................9

   4.1    UNITS; ORIGINAL CAPITAL CONTRIBUTION.................................9
   4.2    ADDITIONAL CAPITAL CONTRIBUTIONS....................................10
   4.3    NO WITHDRAWAL OR RETURN OF CAPITAL CONTRIBUTIONS....................10
   4.4    CAPITAL ACCOUNT.....................................................11
   4.5    INTEREST............................................................11
   4.6    LOANS BY PARTNERS...................................................11
   4.7    CAPITAL COMMITMENT DRAW DOWNS.......................................12
   4.8    ENFORCEMENT OF CONTRIBUTIONS........................................12

ARTICLE V.....................................................................12

   5.1    ALLOCATIONS AMONG PARTNERS..........................................12
   5.2    ALLOCATION AND DISTRIBUTION PROVISIONS. ............................13
   5.3    GAIN AND LOSS ON SALES..............................................14
   5.4    SPECIAL ALLOCATION RULES............................................14
   5.5    METHOD OF MAKING AGREED ALLOCATIONS.................................16
   5.6    MONTHLY DETERMINATIONS..............................................16
   5.7    INCOME TAX ALLOCATIONS..............................................16
   5.8    DISTRIBUTIONS.......................................................17
   5.9    TRANSFER OF INTEREST................................................17
   5.10   SURVIVAL OF TAX PROVISIONS..........................................17
   5.11   INDEMNIFICATION FOR TAX TERMINATION.................................18
   5.12   TAX ELECTIONS.......................................................18
   5.13   LIMITATION..........................................................18

ARTICLE VI....................................................................18

   6.1    BOOK AND RECORDS....................................................18

   6.2    OTHER INFORMATION...................................................18
   6.3    FISCAL YEAR.........................................................18
   6.4    PARTNERSHIP FOR TAX PURPOSES........................................18
   6.5    TAX MATTERS PARTNER.................................................19
   6.6    TAX RETURNS.........................................................19
   6.7    TAX ELECTIONS.......................................................19

ARTICLE VII...................................................................19

   7.1    GENERAL PARTNER.....................................................19
   7.2    REMOVAL OF GENERAL PARTNER..........................................20
   7.3    SPECIFIC LIMITATIONS ON AUTHORITY...................................20
   7.4    DEVOTION OF TIME....................................................20
   7.5    COMPENSATION OF THE GENERAL PARTNER.................................20
   7.6    INDEPENDENT ACTIVITIES OF PARTNERS..................................20

ARTICLE VIII..................................................................21

   8.1    NO PARTICIPATION IN MANAGEMENT......................................21
   8.2    LIMITATION ON LIABILITY.............................................21
   8.3    RIGHTS OF PARTNERS..................................................21

ARTICLE IX....................................................................22

   9.1    PLACE OF MEETINGS...................................................22
   9.2    ANNUAL MEETING......................................................22
   9.3    SPECIAL MEETINGS....................................................22
   9.4    NOTICE OF MEETING...................................................22
   9.5    RECORD DATES........................................................22
   9.6    QUORUM..............................................................23
   9.7    VOTING..............................................................23
   9.8    CONDUCT OF MEETINGS OF PARTNERS.....................................23
   9.9    WRITTEN CONSENT.....................................................23
   9.10   TELEPHONIC MEETINGS.................................................23

ARTICLE X.....................................................................23

   10.1   RESTRICTIONS ON DISPOSITION; PERMITTED DISPOSITIONS.................23
   10.2   RIGHTS OF TRANSFEREE................................................25
   10.3   EFFECTIVE TIME OF TRANSFER..........................................25
   10.4   INVALID TRANSFER....................................................25
   10.5   RIGHT OF FIRST REFUSAL; BONA FIDE OFFER; WRITTEN NOTICE.............25
   10.6   PURCHASE UPON CERTAIN TRIGGERING EVENTS.............................27
   10.7   DISTRIBUTIONS TO THE TRANSFEREE.....................................29
   10.8   ADMISSION OF ADDITIONAL LIMITED PARTNERS; ISSUANCE OF
          ADDITIONAL UNITS....................................................29
   10.9   UNIT CERTIFICATES...................................................30
   10.10  ENDORSEMENT ON UNIT CERTIFICATES....................................30
   10.11  SPECIAL RULES ON DISPOSITIONS BY GENERAL PARTNER....................30

ARTICLE XI....................................................................31

   11.1   DISSOLUTION AND TERMINATION.........................................31
   11.2   WINDING-UP AND TERMINATION..........................................31
   11.3   STATEMENT...........................................................32
   11.4   TERMINATION.........................................................33
   11.5   INDEMNIFICATION.....................................................33

ARTICLE XII...................................................................33

   12.1   GENERAL PARTNER'S LIABILITY.........................................33
   12.2   INDEMNIFICATION.....................................................33
   12.3   FORCE MAJEURE.......................................................34

ARTICLE XIII..................................................................34

   13.1   EFFECTIVE TIME......................................................34
   13.2   AMENDMENTS..........................................................34
   13.3   NOTICES.............................................................35
   13.4   CONSENTS............................................................35
   13.5   APPLICABLE LAWS.....................................................35
   13.6   BINDING EFFECT......................................................35
   13.7   HEADINGS............................................................35
   13.8   VIOLATION...........................................................35
   13.9   SEVERABILITY........................................................36
   13.10  COUNTERPARTS........................................................36
   13.11  WAIVER OF RIGHT TO PARTITION........................................36
   13.12  SPECIAL AND CONSEQUENTIAL DAMAGES...................................36

EXHIBIT A.....................................................................38

EXHIBIT B.....................................................................44

                       AGREEMENT OF LIMITED PARTNERSHIP OF
                                REEF VENTURES, LP
                                     PAGE 1

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                                REEF VENTURES, LP


         This Agreement of Limited Partnership of REEF VENTURES, LP (the "Partnership"), is signed and entered into effective as of the __ day of April, 2003 at 8:00 A.M., Central Daylight Savings Time (the "Effective Time"), by and among Coahuila Pipeline, L.L.C., an Oklahoma limited liability company ("Coahuila Pipeline" or the "General Partner"), as the General Partner hereunder; Impact International, L.L.C., an Oklahoma limited liability company ("Impact"), a Limited Partner hereunder; Tidelands Oil & Gas Corporation, a Nevada corporation ("Tidelands" ), a Limited Partner hereunder; Blackrock Capital Corporation, a Virginia corporation ("Blackrock"), a Limited Partner hereunder; and, any other Persons hereafter admitted to the Partnership as Substitute or Additional Limited Partners.

         In consideration of the mutual covenants and conditions hereinafter set forth, the Partners hereby agree as follows:

                                   ARTICLE I.
                              ORGANIZATION MATTERS

         1.1 Formation of the Partnership. The Partners desire to enter into this Agreement in connection with the formation of the Partnership pursuant to the provisions of the Texas Revised Limited Partnership Act, Vernon's Tex. Revised Civil Stat. Art. 6132a-1ss.ss.1.01 et seq., as amended and in effect from time to time (herein referred to as the "Partnership Act"). This Agreement constitutes the partnership agreement of the Partnership, effective as of the Effective Time. The rights and obligations of the Partners, and the affairs of the Partnership, shall be governed in the following order of priority: first, by the Mandatory Provisions of the Partnership Act; second, by the Partnership's Certificate of Limited Partnership; and third, by this Agreement. In the event of any conflict among the foregoing, the conflict shall be resolved in the order of priority set forth in the preceding sentence.

         1.2 Name. The name of the Partnership, and the name under which its business and affairs shall be conducted, is "REEF VENTURES, LP." The General Partner shall cause the Partnership to comply with all applicable laws and other requirements relating to fictitious or assumed names.

         1.3 Agent and Principal Office. The agent and principal office of the Partnership shall be as stated in the Certificate of Limited Partnership, subject to change by the General Partner on appropriate filing with the Office of the Secretary of State of the State of Texas. The Partnership may also maintain offices at such other place or places as the General Partner deems advisable.

         1.4 Filings. The General Partner shall, or shall cause the Partnership to, execute, swear to, acknowledge, deliver, file or record in public offices and publish all such certificates, notices, statements or other instruments, and take all such other actions, as may be required by law for the formation, reformation, qualification, registration, operation or continuation of the Partnership in any jurisdiction, to maintain the limited liability of the Limited Partner, to preserve the Partnership's status as an entity taxable as a "partnership" or otherwise to comply with applicable law. Upon request of the General Partner, the remaining Partners shall immediately execute all such certificates and other documents as may be necessary, in the reasonable judgment of the General Partner, in order for the General Partner to accomplish all such executions, swearings to, acknowledgments, deliveries, filings, recordings in public offices, publishings and other acts.

         1.5. Power of Attorney. Each Limited Partner hereby irrevocably makes, constitutes and appoints the General Partner and any successor thereto, with full power of substitution and re-substitution, as the true and lawful agent and attorney-in-fact of the Limited Partner, with full power and authority in the name, place and stead of the Limited Partner to execute, swear to, acknowledge, deliver, file or record in public offices and publish, to the extent the General Partner is otherwise expressly authorized to do so under the other provisions of this Agreement: (i) all certificates and other instruments (including counterparts thereof) which the General Partner deems appropriate to implement or give effect to the organization of the Partnership, and to reflect any amendment or supplement to or modification of this Agreement validly adopted by the Partners in accordance with the terms of this Agreement; (ii) all certificates and other instruments and all amendments thereto which the General Partner deems appropriate or necessary to form, qualify or continue the Partnership in any jurisdiction, to maintain the limited liability of the Limited Partners, to preserve the Partnership's status as an entity taxable as a "partnership" or otherwise to comply with applicable law; (iii) all conveyances and other instruments or documents which the General Partner deems appropriate or necessary to reflect any transfer or assignment of an interest in, to or under this Agreement or the Partnership, or any dissolution, liquidation and termination of the Partnership and any distribution of assets of the Partnership in connection therewith, pursuant to and in accordance with the terms of this Agreement; and (iv) any certificates or other documents required to be filed pursuant to the Partnership Act or applicable laws. The foregoing power of attorney shall not, however, include the power to vote or grant any consent on behalf of a Partner on any matter requiring the approval of the Partners. The power of attorney granted herein is hereby declared irrevocable and a power coupled with an interest, shall survive the death, disability, bankruptcy, dissolution or other termination of such Limited Partner and shall extend to and be binding upon such Limited Partner's successors, assigns and vendees. Each Limited Partner hereby agrees to be bound by any representations made by the General Partner as agent and attorney-in-fact acting in good faith pursuant to such power of attorney, and each Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm any action of the agent and attorney-in-fact taken in good faith under such power of attorney. Each Limited Partner hereby agrees to execute and deliver to the General Partner within five (5) days after receipt of a written request therefor such other further statements of interest and holdings, designations, powers of attorney, and other instruments as the General Partner deems necessary to fully implement the provisions of this Agreement.

         1.6 Term. The term for which the Partnership is to exist is from the date of first filing of the Certificate of Limited Partnership with the office of the Secretary of State of the State of Texas through and until December 31, 2075 or until earlier termination of the Partnership in accordance with any provision of Article X.

                                   ARTICLE II.
                                   DEFINITIONS

         2.1 Certain Definitions. Whenever used in this Agreement, the following terms shall have the meanings assigned to them herein:

                  Additional Limited Partner. A Person who is admitted to the Partnership as a Limited Partner with all the rights of a Limited Partner pursuant to Section 10.8, in such Person's capacity as a Limited Partner of the Partnership.

                  Adjusted Capital Account. The Capital Account established and maintained for each Partner after giving effect to the following adjustments:

                           (i) Credit to such Partner's  Capital Account for any
                  amounts (including unpaid Capital Contributions) which such Partner is obligated to restore pursuant to any provision of
                  this       Agreement       or       Treasury       Regulations
                  ss.1.704-1(b)(2)(ii)(c), or is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulations ss.1.704-2(g)(1) or ss.1.704-2(i)(5); and

                           (ii) Debit to such Partner's  Capital Account for any
                  items described in Treasury Regulations  ss.ss.1.704-1 (b) (2)
                  (ii) (d) (4), (5) and (6).

         The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations ss.1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  AFE. An Authorization for Expenditure for the Project pursuant to Section 4.9 hereof.

                  Affiliate. When used with reference to a specific Person, means any other Person who directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with such Person.

                  Agreed Value. In the case of any contributions or distributions of property, the fair market value of such property net of any indebtedness or other liability either assumed or to which such property is subject, as such fair market value is determined by the General Partner using such reasonable method of valuation as it may adopt.

                  Agreement.   This   Agreement  of  Limited   Partnership,   as
         originally executed and as amended, supplemented, modified or further restated from time to time, as the context requires.

                  Assignee. A Person to whom one or more Units have been transferred in a manner expressly permitted under this Agreement and who thereby shall have an interest in the Partnership equivalent to that of a Limited Partner, but (i) limited to the rights and obligations appurtenant to such Unit or Units to share in the allocations and distributions, including liquidating distributions, of the Partnership, and (ii) otherwise subject to the limitations under this Agreement and the Partnership Act on the rights of an Assignee who has not become a Substituted Limited Partner. As used herein, the phrase "Limited Partners or their Assignees" means Limited Partners or, if and to the extent that any Assignees shall have succeeded to the interest of any Limited Partners in the Partnership, then such Assignees in lieu of such predecessor Limited Partner.

                  Authorized Representative. In the case of Coahuila Pipeline, any Person designated as an Authorized Representative of Coahuila Pipeline. In the case of any Limited Partner, any Person designated by such Limited Partner as an Authorized Representative of such Limited Partner. In the case of any Additional Limited Partner or Substitute Limited Partner, the Person or Persons designated by such Additional Limited Partner or Substitute Limited Partner at the time of its admission or any other Person hereafter designated by the governing body of such Additional Limited Partner or Substitute Limited Partner as an Authorized Representative.

                  Built-In Gain. With respect to any Partnership property, (i) the excess of the Agreed Value of any Contributed Property over its adjusted basis for federal income tax purposes as of the time of contribution and (ii) in the case of any adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to Section 4.4(b) as a result of a contribution of cash for Units in the Partnership, the Unrealized Gain with respect to such property.

                  Built-In Loss. With respect to any Partnership property, (i) the excess of its adjusted basis for federal income tax purposes of any Contributed Property over its Agreed Value as of the time of contribution and (ii) in the case of any adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to Section 4.4(b) as a result of a contribution of cash for Units in the Partnership, the Unrealized Loss with respect to such property.

                  Capital Account. The account established for each Partner pursuant to Section 4.4(a). --------------

                  Capital Contribution. The Agreed Value of any property and the amount of cash contributed to the Partnership.

                  Capital Proceeds. Means the gross receipts received by the Partnership from a Capital Transaction.

                  Capital Transaction. Means any transaction not in the ordinary course of business which results in the Partnership's receipt of cash or other consideration other than Capital Contributions, including,
         without   limitation,   proceeds  of  sales  or   exchanges   or  other
         dispositions of property not in the ordinary course of business, financings, refinancings, condemnations, recoveries of damage awards, and insurance proceeds.

                  Carrying Value. With respect to any Capital Contribution,  the
         Agreed Value of such property reduced as of the time of determination by all depreciation, cost recovery and amortization deductions charged to the Capital Accounts with respect to such property and an appropriate amount to reflect any sales, retirements or other dispositions of assets included in such property and, with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Value shall be further adjusted as provided in Section 4.4(b).

                  Cash Available for Distribution. As of any date, all Partnership cash and cash equivalents on hand as of such date, after paying operating costs of the Partnership, less such reserves as are deemed necessary by the General Partner to provide for the operation and funding of the Partnership's business. The General Partner shall act reasonably in determining amounts to retain in order to provide for the operation and funding of the Partnership's business.

                  Certificate of Limited Partnership. The Certificate of Limited Partnership as originally filed by the Partnership with the Secretary of State of the State of Texas on April 9, 2003, and as amended, supplemented, modified or restated from time to time in accordance with this Agreement and applicable law.


                  Code. The Internal Revenue Code of 1986.

                  Contributed Property. Any Capital Contribution of property other than cash.

                  Control. The term "control" (and correlative terms such as "controls," "controlled by" and "under common control with") means (i) with respect to a corporation, the ownership or other control of securities to which are attached more than ten percent (10%) of the voting interest of all securities issued by the corporation, (ii) with respect to a partnership (general or limited) or limited liability company, the ownership or other control of more than ten percent (10%) of the partnership or membership interests in the partnership or limited liability company, and (iii) with respect to any other Person, the possession, direct or indirect, of the power to direct or exercise a controlling influence over the direction of the management and policies of such Person, by contract or otherwise.

                  Disposition. Any sale, exchange, gift, distribution, pledge, assignment, transfer or other disposition by a Partner of all or any of its Units.

                  Draw Down Request. The request made pursuant to Section 4.7 below.

                  General Partner. Coahuila Pipeline or its duly appointed successor or successors as provided herein.

                  Limited Partner. Each of the Limited Partners listed on Exhibit A, unless it ceases to be a Limited Partner hereunder or sells, transfers or otherwise disposes of a portion of its Units and is replaced in whole or in part, as the case may be, by a Substituted Limited Partner in accordance with this Agreement and the Partnership Act, and each Person that becomes a Substituted Limited Partner or an Additional Limited Partner, if any, of the Partnership as provided herein, in such Person's capacity as a Limited Partner of the Partnership.

                  Majority Vote of the Partners. The vote, at a regular or special meeting of holders of greater than fifty percent (50%) of the Units or a written consent of such holders in lieu of a meeting.

                  Mandatory Provisions. Those provisions of the Partnership Act which may not be waived by the Partners (whether acting unanimously or otherwise).

                  Overhead Contributions. The amounts described in Section 4.1(c)(ii).

                  Partners. The General Partner and the Limited Partners, collectively, unless otherwise indicated.

                  Partnership. REEF VENTURES, LP, a Texas limited partnership.

                  Permits. The following permits necessary, in whole or in part, for the Project and its implementation: all permits set forth on Exhibits B-1 and B-2 to the Purchase Agreement.

                  Person. Any individual, general or limited partnership, corporation, limited liability company, executor, administrator or estate, association, trustee or trust, government or agency thereof, or other entity.

                  Priority Return. Shall mean an amount equal to one-hundred fifty percent (150%) of the Capital Contributions made by Impact or Eagle, as the case may apply as set forth in Section 4.1 and 4.9, including without limitation, the Project Contributions and Overhead Contributions and the Agreed Value of their contributions under Section 4.1(b).

                  Project. The project by which the Partnership will install and operate a twelve-inch pipeline for transporting natural gas from Eagle Pass, Texas to Piedras Negras, Mexico. Project Budget. Shall have the meaning given such term in Section 4.11.

                  Project   Contribution.   The  amount   described  in  Section
         4.1(c)(i).

                  Purchase Agreement. The Purchase Agreement dated of even date herewith by and between Eagle, Impact and Tidelands, whereby Eagle and Impact agree to purchase from Tidelands and Ti delands agrees to sell to Impact and Eagle in the proportions ninety-nine percent (99%) and one percent (1%), respectively, an undivided seventy-five percent (75%) membership interest in each of the Reef LLCs.

                  Reef LLCs.  Reef  International,  L.L.C.  and Reef  Marketing,
         L.L.C.

                  Reef Purchase Price.  The amount  described in Section 4.1(a).

                  Representative. With respect to any Partner or any liquidating trustee of the Partnership (as provided in Section 11.2) or any Affiliate of any of the foregoing, any of its officers, directors, shareholders, partners, employees, representatives, agents or attorneys acting within the scope of his or her authority.

                  Sharing Ratio. As to any Partner, the percentage resulting from dividing such Partner's Units by the total number of Units outstanding.

                  Substituted Limited Partner. A Person who is admitted as a Limited Partner to the Partnership in place of and with all the rights of a Limited Partner pursuant to Section 10.2, in such Person's capacity as a Limited Partner of the Partnership.

                  Treasury Regulations. The income tax regulations promulgated by the Department of the Treasury. Income tax regulations include final and temporary, but not proposed regulations.

                  Unit.  All  references   herein  to  "Units"  means  units  of
         Partnership interest which have been duly issued and are validly outstanding.

                  Unpaid Priority Return. Shall mean the excess of any amount of the Priority Return over all amounts previously paid in respect of the Priority Return as of the date in question.

                  Unrealized Gain. With respect to a Partnership property, the excess of the fair market value of such property as of any date of determination over the Carrying Value of such property as of such date of determination.

                  Unrealized Loss. With respect to a Partnership property, the excess of the Carrying Value of such property as of any date of determination over the fair market value of such property as of such date of determination.

         2.2 Construction. For purposes of this Agreement, the following rules of construction shall apply, unless elsewhere specifically indicated to the contrary: (a) all terms defined herein in the singular shall include the plural, as the context requires, and vice-versa; (b) pronouns stated in the neuter gender shall include the masculine, the feminine and the neuter genders; (c) the term "or" is not exclusive; (d) the term "including" (or any form thereof) shall not be limiting or exclusive; (e) references to designated Sections or Articles are references to Sections or Articles of this Agreement, unless otherwise indicated; and (f) any reference made in this Agreement to a statute, law, code or regulation of any governmental authority is a reference to such statute, law, code or regulation as amended and in effect on the relevant date.

                                  ARTICLE III.
                              PURPOSE AND BUSINESS

         3.1 Purpose.  The purposes and businesses of the Partnership  shall be:
(i) to pursue, develop, construct and operate the Project; (ii) to engage in any and all activities incidental or related to the Project that a limited partnership organized under the Partnership Act may carry on or engage in; and
(iii) to engage in any other lawful business or activity that a limited partnership organized under the Partnership Act may carry on or engage in.

         3.2 Powers. Subject to the limitations set forth in this Agreement, the Partnership will have all such powers as are necessary or appropriate to carry out the Partnership's purposes, including, but not limited to, the power to:

                  (a) sue, be sued, complain and defend in all courts;


                  (b) transact its business, carry on its operation and have and exercise the powers herein in any state, territory, district or possession of the United States, and in any foreign country;

                  (c) make contracts, incur liabilities, and borrow money;

                  (d) sell, convey, lease, exchange, transfer, mortgage, pledge, and otherwise dispose of all or any part of its property and assets;

                  (e) purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, loan, pledge or otherwise dispose of and otherwise use and deal in and with stock, bonds or other interests, including taking short or long positions, in and obligations of domestic and foreign corporations, associations, general or limited partnerships, limited liability companies, business trusts, and individuals.

                  (f) invest its surplus funds, lend money from time to time in any manner which may be appropriate to enable it to carry on the operations or fulfill the purposes set forth in its Certificate of Limited Partnership or herein, and take and hold real property and personal property as security for the payment of funds so loaned or invested;

                  (g) elect or appoint agents and define their duties and fix their compensation;

                  (h) be a stockholder, partner, member, associate, or agent of any corporation, partnership, limited liability company, joint venture, trust or other enterprise;

                  (i) indemnify and hold harmless any Partner, agent, or employee from and against any and all claims and demands whatsoever, subject to the standards and restrictions set forth in this Agreement;

                  (j) cease its activities and dissolve in accordance with this Agreement; and

                  (k) do every  other  act not  inconsistent  with law  which is
         appropriate   to  promote  and  attain  the  purposes  set  forth  this
         Agreement.

                                   ARTICLE IV.
                              CAPITAL CONTRIBUTIONS

         4.1 Units; Original Capital Contribution. There shall initially be an aggregate of One Thousand (1,000) Units in the Partnership. The Units shall be owned by the Partners in the number set forth opposite each Partner's name on Exhibit A hereto. Each Partner shall contribute the property (pursuant to appropriate conveyance documents) or cash described herein and shall receive the Units set forth next to its name on Exhibit A.

                  (a)  Pursuant to the terms of the Purchase  Agreement,  Impact and Eagle will purchase from Tidelands, in the proportions ninety-nine percent (99%) and one percent (1%), respectively, an undivided seventy-five percent (75%) membership interest in the Reef LLCs for the sum of One Million Nine Hundred Sixty Thousand Eight Hundred Sixty-Seven and 23/100 Dollars ($1,960,867.23) (the "Reef Purchase Price").

                  (b) Impact, Eagle and Tidelands agree that upon the execution hereof, which has occurred contemporaneously with the closing of the Purchase Agreement, they each have sold, assigned, transferred and conveyed to the Partnership their collective one hundred percent (100%) membership interests in the Reef LLCs. For purposes hereof, the Agreed Value of the membership interests in the Reef LLC's contributed by Impact and Eagle shall equal the Reef Purchase Price.

                  (c) Subject to the satisfaction of all the conditions set forth herein and in the Purchase Agreement and provided that there has been no default by any other party hereto at the time, Impact and

         Eagle, in the proportion that each of their Units bears to all Units owned by Impact and Eagle, agrees to make the following contributions of capital to the Partnership:

                           (i) A contribution (the "Project Contribution") equal
                  to the amount necessary to fund the Project (excluding any Overhead Contribution) on an as-needed basis pursuant to the draw down procedures set forth in Section 4.7. The Project Contribution shall be equal to the Reef Purchase Price plus an amount equal to the sum of one hundred ten percent (110%) of the amounts set forth in the AFE's for the Project provided by
                  Section 4.10 below. The Project Contribution shall not exceed the sum of $5,276,773.95(inclusive of the Reef Purchase Price); and

                           (ii) Contributions (the "Overhead  Contributions") to
                  the Partnership for the payment of Partnership operating expenses, including reimbursement to the General Partner for its direct and indirect, general and administrative costs, technical, engineering, accounting and similar expenses. The amount of the Overhead Contribution shall be $10,000 per month until December 31, 2004, and thereafter may be increased by up to ten percent (10%) per year without consent of the Partners. Overhead Contributions shall not include variable expenses incurred by a Partner in connection with the Project and which have been approved in advance by the General Partner and with respect to which such Partner shall be reimbursed by the Partnership upon presentation of proper receipts.

                  (d) Subject to the satisfaction of all the conditions set forth herein and provided that there has been no default by any other party hereto at the time, Blackrock and Tidelands respectively agree to make contributions of capital to the Partnership in accordance with the Project Budget and the draw down procedures of Section 4.7 below, and based upon their Sharing Ratios, once Impact and Eagle have recovered their respective Priority Returns from Cash Available for Distribution.

                  (e) The foregoing shall be deemed the Capital Commitments of the Partners to the Partnership.

         4.2 Additional Capital Contributions. No additional Capital Contributions beyond those described in Sections 4.1 and 4.9 may be required of the Partners without their consent. Capital Contributions in addition to those specified in Sections 4.1 and 4.9 may be accepted on such terms and conditions as may be determined by the General Partner in its sole discretionor as otherwise permitted pursuant to Section 10.8 in connection with the admission of any Additional Limited Partner.

         4.3 No Withdrawal or Return of Capital Contributions. No Partner shall be entitled to voluntarily resign or otherwise withdraw from the Partnership or to have its Capital Contribution returned, except with the prior consent of the Partners or as otherwise expressly provided in this Agreement.

         4.4 Capital Accounts.

                  (a) A separate capital account ("Capital Account") will be established for each Partner. Each Partner's Capital Account shall be determined and maintained in accordance with Treasury Regulations ss.1.704-1(b)(2)(iv) as interpreted from time to time by the General Partner. A transferee of a Unit will succeed to the Capital Account of the transferor relating to the Unit transferred and thereafter such transferee's Capital Account balance will be determined without regard to any election under Section 754 of the Code. The General Partner shall have discretion to make those determinations, valuations, adjustments and allocations with respect to each Partner's Capital Account as it deems appropriate so that the allocations made pursuant to this Agreement will have "substantial economic effect" as such term is used in Treasury Regulations ss. 1.704-1(b).

                  (b) If any additional Units are to be issued in consideration for a contribution of property or cash or if any Partnership property is to be distributed in liquidation of the Partnership or any Units, the Capital Accounts of the Partners (and the amounts at which all Partnership property are carried on its books and records utilized to maintain the Capital Accounts) shall, immediately prior to such issuance or distribution, as the case may be, be adjusted (consistent with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon actual sale of such properties upon a liquidation of the Partnership immediately prior to such issuance). If the Agreed Value of any property of the Partnership is properly reflected on the books of the Partnership at a value that differs from the adjusted tax basis of such property, this Section 4.4(b) shall be applied with reference to such value.

         4.5 Interest. No interest shall be paid by the Partners or the Partnership on any capital contributed to the Partnership by the Partners.

         4.6 Loans by Partners. Any loan or advance of funds to the Partnership by a Partner or an Affiliate of a Partner, including the terms of such loan and the payment schedule, shall require the prior consent of a Majority Vote of the Partners. Any loan or advance made to the Partnership by a Partner or an Affiliate of a Partner shall not be deemed or treated as a Capital Contribution. In the event that a Partner or Affiliate of a Partner shall make any loan or advance to the Partnership in accordance with the preceding sentence, the Partner or Affiliate making such loan or advance shall receive interest at a rate equal to the rate of interest being charged to such Partner or Affiliate with respect to such loan or advance (if such Partner or Affiliate has directly borrowed the funds loaned or advanced to the Partnership) or at a floating rate equal to the rate of interest announced from time to time by the Wall Street Journal as the average prime rate, as such rate may change from time to time, plus one percent (1%) (if such Partner or Affiliate has not directly borrowed the funds loaned or advanced to the Partnership). Any such approved loan or advance to the Partnership by a Partner or an Affiliate of a Partner shall be serviced by the Partnership in accordance with the approved payment schedule (unless the Partners shall otherwise agree), and each quarterly determination of Cash Available for Distribution shall include a deduction for any amounts then due and owing on any such loans or advances. Notwithstanding the foregoing, all such approved loans and advances, together with interest thereon, shall be paid in full before any distributions are made to the Partners in liquidation of the Partnership pursuant to Section 11.2(b), unless otherwise agreed by the Partners.

         4.7 Capital Commitment Draw Downs. The General Partner shall determine in its sole discretion, subject always to the limitations on the amount of such contributions set forth in this Agreement and the other terms and conditions hereof, the dates on which Project Contributions shall be due pursuant to
Section 4.1(c)(i), Overhead Contributions shall be due pursuant to Section 4.1(c)(ii) and any Capital Contributions to be made under Section 4.9 shall be due, and the amounts thereof which are to be paid and shall give written notice thereof to the Partners from whom such Capital Contributions are to be made pursuant to a draw down request ("Draw Down Request"). Provided that all conditions precedent to such obligation have been satisfied and no default by the Partnership or any Partners has occurred as of the time of such Draw Down Request, the Partners from whom such Capital Contributions are due shall pay the amount of the Draw Down Request upon not less than fifteen (15) days prior written notice thereof, which notice shall specify the date such payment shall be due.

         4.8 Enforcement of Contributions. The Partnership is entitled to enforce the obligations of each Partner to make the contributions to capital specified in this Agreement. The Partnership has all rights and remedies available at law or equity if any such contribution is not so made.


         4.9 AFE Procedures. The Partners approve the AFE for the Project in the form attached hereto as Exhibit B. Impact and Eagle acknowledge that their respective obligations under Section 4.1(c)(i) above to fund the Project Contribution is based upon an amount equal to the sum of one hundred ten percent (110%) of the amount set forth in the AFE attached hereto as Exhibit B . Should the General Partner determine that capital expenditures required for the Project will exceed one hundred ten percent (110%) of the costs projected in the AFE, each Partner shall be deemed to have agreed to make a Capital Contribution based upon its Sharing Ratio as necessary to fund the Project, subject to the limitations set forth in Section 4.1 (c)(i) to the extent required capital expenditures exceed one hundred ten percent (110%) of the combined amounts reflected in the AFE. If any Partner fails to fund its proportionate part of such additional Capital Contribution as contemplated in this Section 4.9 after receiving an invoice therefor from the General Partner, Impact shall have the right to fund such amount on behalf of the defaulting Partner, in which case Impact's Priority Return for such funded amount will increase to three hundred percent (300%).

                                   ARTICLE V.
                          ALLOCATIONS AND DISTRIBUTIONS

         5.1 Allocations Among Partners. Except as otherwise agreed from time to time by the Partners or as otherwise provided herein, for purposes of maintaining the Capital Accounts, all items of Partnership income, gain, loss, deduction and credit shall be allocated among the Partners in accordance with
Section 5.2 below. For purposes of computing the amount of each item of income, gain, deduction or loss to be charged or credited to the Capital Accounts, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes, provided that:

                  (a)  Any  deductions  for  depreciation,   cost  recovery,  or
         amortization attributable to any Partnership property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property. Upon an adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery, or amortization pursuant to Section 4.4(b), any further deductions for such depreciation, cost recovery, or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

                  (b) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition were equal in amount to the Carrying Value of such property as of such date.

                  (c) All fees and other expenses incurred by the Partnership to promote the sale of any Units that can neither be deducted nor amortized under Section 709 of the Code shall be treated as an item of deduction.

                  (d) Computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in the Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

         5.2 Allocation and Distribution Provisions.

                  (a) For any taxable year of the Partnership, the Partnership's Cash Available for Distribution and any Capital Proceeds shall be distributed to the Partners as follows:

                           (i) first,  to Impact and Eagle,  pari  passu,  until
                  they have each received in distributions from the Partnership an amount such that their respective Unpaid Priority Return is zero; and

                           (ii) then, to the Partners in  accordance  with their
                  respective Sharing Ratios then in effect.

                  (b) For any taxable year of the Partnership, all income and Capital Proceeds, and losses shall be allocated as follows:

                           (i) to the  extent  that  such  income is equal to or
                  less than the Cash Available for Distribution actually distributed pursuant to Section 5.2(a), such income shall be allocated in the same manner as in Section 5.2(a);

                           (ii) to the extent that such  income is greater  than
                  the Cash Available for Distribution actually distributed pursuant to Section 5.2(a), such excess shall be allocated to Impact and Eagle until such time as its Unpaid Priority Return is equal to zero; and

                           (iii) the  remainder  of any income,  if any, and all
                  losses shall be allocated to the Partners in accordance with their Sharing Ratios.


         5.3 Gain and Loss on Sales. Upon the sale or other taxable disposition of all, or substantially all, of the Partnership's assets, the gain or loss resulting therefrom shall be allocated in the manner set forth in Section 5.2.

         5.4 Special Allocation Rules. Notwithstanding the general allocation rules set forth in Section 5.1 and 5.2, the following special allocation rules shall apply under the following circumstances described, in the following order:

                  (a) Limitation on Losses and Deductions. The losses and deductions allocated to any Partner with respect to any fiscal year shall not exceed the maximum amount of losses and deductions that can be allocated without causing such Partner to have a deficit in its adjusted capital account at the end of such fiscal year. All losses and deductions in excess of the limitation set forth in the preceding sentence shall be allocated (i) first on a Partner by Partner basis so as to allocate the maximum permissible losses and deductions to each Partner under Treasury Regulations ss.1.704-1(b)(2)(ii)(d), and (ii) second, any remaining losses and deductions shall be allocated to the Partners pro rata in accordance with their Sharing Ratios.

                  (b)  Partnership  Minimum Gain  Chargeback.  If there is a net decrease in "Partnership Minimum Gain" (as defined in Treasury Regulations ss.1.704-2(d)(1)) during any fiscal year, each Partner shall be allocated items of income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in proportion to, and to the extent of, an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain during such fiscal year, subject to the exceptions set forth in Treasury Regulations ss.ss.1.704-2(f)(2), (3) and (5). The Tax Matters Partner (with the consent of the Partners) shall, if the application of this Section 5.4(b) would cause a distortion in the economic arrangement among the Partners, ask the Commissioner of Internal Revenue to waive the Partnership Minimum Gain Chargeback requirements pursuant to Treasury Regulations ss. 1.704-2(f)(4). To the extent this Section 5.4(b) is inconsistent with Treasury Regulations ss. 1.704-2(f) or incomplete with respect to such Sections of the Treasury Regulations, the Partnership Minimum Gain chargeback provided for herein shall be applied and interpreted in accordance with such Sections of the Treasury Regulations.

                  (c)  Partner  Minimum  Gain  Chargeback.  If  there  is a  net decrease in "Partner Minimum Gain" (as defined in Treasury Regulations ss.1.704-2(i)) during any fiscal year, each Partner shall be allocated items of income and gain for such fiscal year (and, if necessary, for subsequent fiscal year) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain during such fiscal year, subject to the exceptions set forth in Treasury Regulations
         ss.1.704-2(i)(4). The Tax Matters Partner (with the consent of the Partners) shall, if the application of this Section 5.4(c) would cause a distortion in the economic arrangement among the Partners, ask the Commissioner of Internal Revenue to waive the Partnership Minimum Gain chargeback requirements pursuant to Treasury Regulations ss.1.704-2(i)(4). To the extent this Section 5.4(c) is inconsistent with Treasury Regulations ss.1.704-2(1)(4) or incomplete with respect to such Sections of the Treasury Regulations, the Partnership Minimum Gain chargeback provided for herein shall be applied and interpreted in accordance with such Sections of the Treasury Regulations.

                  (d) Qualified Income Offset. If in any fiscal year a Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations ss.ss.1.704-1(b)(2)(ii)(d)(4), (5) or
         (6),  and  such  adjustment,   allocation  or  distribution  causes  or
         increases a capital account deficit for such Partner, then, such Partner shall be allocated items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain) in an amount and manner sufficient to eliminate such capital account deficit as quickly as possible, provided that an allocation pursuant to this Section 5.4(d) shall be made only if and to the extent that a Partner would have a capital account deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.4(d) were not in the Agreement.

                  (e) Gross Income Allocation. In the event any Partner has a deficit in its Adjusted Capital Account at the end of any fiscal year, each such Partner shall be allocated items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain) in an amount and manner sufficient to eliminate such an Adjusted Capital Account deficit as quickly as possible, provided that an allocation pursuant to this Section 5.4(e) shall be made only if and to the extent that a Partner would have an Adjusted Capital Account deficit after all the other allocations provided for in this Article V have been tentatively made as if Section 5.4(e) were not in the Agreement.

                  (f) Nonrecourse Deductions. Nonrecourse deductions (as defined in Treasury Regulations ss.1.704-2(b)) for any fiscal year shall be allocated to the Partners in accordance with their Sharing Ratios.

                  (g) Partner Nonrecourse Deductions. "Partner Nonrecourse Deductions" (as defined in Treasury Regulations ss.1.704-2(i)(2)) shall be allocated among the Partners in accordance with the ratios in which the Partners share the economic risk of loss for the Partner Nonrecourse Debt that gave rise to those deductions as determined under Treasury Regulations ss.1.752-2. This allocation is intended to comply with the requirements of Treasury Regulations ss.1.704-2(i) and shall be interpreted and applied consistent therewith.

                  (h) Section 754 Adjustments. To the extent an adjustment to the "Adjusted Basis of any Partnership Asset" pursuant to Code Section 734(b) or 743(b) is required pursuant to Treasury Regulations ss.1.704-1(b)(2)(iv)(m)(2) or (4) to be taken into account in determining capital accounts as the result of a distribution to a Partner in complete liquidation of its interest, the amount of such adjustment to capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis) and such gain or loss shall be allocated to the Partners in proportion to their ratios set forth in
         Section 5.4 in the event Treasury Regulations ss.1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Treasury Regulations ss.1.704-1(b)(2)(iv)(m)(4) applies.

         The special rules set forth in this Section 5.4 (the "Regulatory Allocations") shall be applied only to the extent required by applicable Treasury Regulations for the resulting allocations provided for in Section 5.1 and 5.2, taking into account such Regulatory Allocations, to be respected for federal income tax purposes. The Regulatory Allocations are intended to comply with the requirements of Treasury Regulations ss.ss.1.704-1(b), 1.704-2 and 1.752-1 through 1.752-5 and shall be interpreted and applied consistently therewith.

         5.5 Method of Making Agreed Allocations. Notwithstanding any other provision of this Article V other than the Regulatory Allocations, the Regulatory Allocations shall be taken into account in making the allocations under Sections 5.1, 5.2 and 5.3 (the "Agreed Allocations") so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Regulatory Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each Partner under the Agreed Allocations had the Regulatory Allocations and this curative not otherwise been provided in this
Article V.

         5.6 Monthly Determinations. The allocations in this Article V shall be made each calendar month to each of the Partners or their Assignees on the last day of such calendar month with respect to the Units owned by such Partners or their Assignees on that day; provided, however, that in the event any Unit is transferred during a month, the allocations in respect thereof shall be apportioned between the transferor and the transferee as provided in Section
5.9. The distributions provided for by Section 5.8 shall be deemed to be paid to the Partners or their Assignees on the last day of the calendar month preceding the date of the distribution.

         5.7 Income Tax Allocations.

                  (a) The Partnership shall, except to the extent such item is subject to allocation pursuant to subsection (b) below, allocate each item of income, gain, loss, deduction and credit, as determined for federal and other income tax purposes, in the same manner as such item was allocated for Capital Account purposes.

                  (b) The Partnership, for federal and other income tax purposes shall, in the case of Contributed Properties, allocate items of income, gain, loss, depreciation and cost recovery deductions attributable to those properties with a Built-In Gain or Built-In Loss pursuant to
         Section 704(c) of the Code and Treasury Regulations ss.1.704-3(d). Similar allocations shall be made in the event that the Carrying Value of Partnership properties subject to depreciation, cost recovery or amortization are adjusted pursuant to Section 4.4(b) upon the issuance of Units for cash. If an existing Partner acquires additional Units, such allocations shall apply only to the extent of its additional Units. No allocation under Section 704(c) of the Code shall be charged or credited to a Partner's Capital Account.

                  (c) To the extent consistent with the allocation of gain provided for this Article V, any items of recapture of amortization, depreciation or cost recovery deductions shall be allocated to the Partners and Assignees to whom (or to whose predecessors in interest) the amortization, depreciation or cost recovery deduction being recaptured was originally allocated.

         5.8 Distributions. Within thirty (30) days after the last day of each calendar quarter, the General Partner shall determine the amount of Cash Available for Distribution with respect to such period, if any. After the determination of the amount of Cash Available for Distribution, except for distributions made in liquidation of the Partnership pursuant to Section 11.2, the General Partner shall distribute the Cash Available for Distribution to the Partners. The General Partner may, with the prior consent of the Partners, also make distributions of Cash Available for Distribution at any other time. Except as otherwise unanimously agreed from time to time by the Partners, all distributions of Cash Available for Distribution shall be made in accordance with Section 5.2 and 5.3.

         5.9 Transfer of Interest. Each item of income, gain, loss, deduction or credit allocable to any Unit transferred during any calendar month shall be allocated during such calendar month in proportion to the number of days during such calendar month for which each holder was recognized by the General Partner as the owner of the Unit during such calendar month, without regard to the results of Partnership operations during the portion of such calendar month in which such holders were recognized as the owners thereof and without regard to the date, amount or receipt of any distributions which may have been made with respect to such Unit.

         5.10 Survival of Tax Provisions. The provisions of this Agreement relating to tax matters shall survive the termination of the Agreement and the termination of any Partner's interest in the Partnership and shall remain binding on that Partner for the period of time necessary to resolve with any federal, state and local tax authority any tax matters regarding the Partnership.

         5.11 Indemnification for Tax Termination. Any Partner whose action or inaction causes a termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code prior to the time provided in this Agreement shall indemnify and hold harmless the other Partners from any and all incremental federal, state and local tax liability incurred by such other Partners as a result of the termination unless each Partner so affected agrees to waive this provision.

         5.12 Tax Elections. The General Partner shall make such elections as it deems advisable under the Code and Treasury Regulations and any similar state or local statute, including, but not limited to, utilization of an agreed method under the Modified Accelerated Cost Recovery System or other applicable depreciation system, subject in the case of each such election to the prior consent of the Partners.

         5.13 Limitation. Notwithstanding any provision hereof, the Partnership shall not make any distribution to Partners to the extent such is not permitted under the Partnership Act.

                                   ARTICLE VI.
                        ACCOUNTING AND FINANCIAL MATTERS

         6.1 Books and Records. At all times until the dissolution and termination of the Partnership, the Partnership will maintain separate books of account which show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the conduct of the business of the Partnership in accordance with this Agreement. In addition, the Partnership will keep and maintain in its principal office all the information required to be kept and maintained under the Mandatory Provisions of the Partnership Act and will make such information available to any Partner reasonably requesting the same during normal business hours. For each fiscal year during the term of the Partnership, the General Partner shall cause the Partnership to prepare a balance sheet and income statement of the Partnership which shall be audited by an independent public accounting firm of its choosing and the audited financial statements shall be distributed to all Partners within ninety (90) days following the end of each fiscal year. Additionally, the General Partner shall cause the Partnership to prepare an unaudited quarterly income statement and balance sheet for the Partnership for each of its first three fiscal quarters, which shall be distributed to all Partners no later than the 25th day following the last day of such fiscal quarter.

         6.2 Other Information. The Partnership will use its reasonable best efforts to cause to be delivered to any Partner such other information as such Partner may reasonably request for the purpose of enabling it to comply in a timely manner with any reporting or filing requirements imposed by any statute, rule, regulation or otherwise by any governmental agency or authority.

         6.3 Fiscal Year. The Partnership's fiscal year will be the calendar year.

         6.4 Partnership for Tax Purposes. The Partners agree that it is their intention that the Partnership will be treated as a partnership for purposes of United States federal, state and local income tax laws, and further agree not to take any position or make any election, in a tax return or otherwise, inconsistent herewith. In furtherance of the foregoing, the Partnership will file as a partnership for United States federal income tax purposes.

         6.5 Tax Matters Partner. The General Partner is hereby designated as the "Tax Matters Partner" of the Partnership for purposes of Section 6231(a)(7) of the Internal Revenue Code and will have the power to manage and control, on behalf of the Partnership, any administrative proceeding at the Partnership level with the Internal Revenue Service relating to the determination of any item of Partnership income, gain, loss, deduction or credit for federal income tax purposes. The Partners will take whatever steps the General Partner deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under Treasury Regulations.

         6.6 Tax Returns. All matters relating to tax returns (including amended returns) filed by the Partnership, including tax audits and related matters and controversies, will be determined and conducted by the Tax Matters Partner. The Tax Matters Partner will prepare and file or cause to be prepared and filed all tax returns (including amended returns) filed by the Partnership. Copies of all federal income tax returns and all other material tax returns will be provided to each of the Partners. As promptly as practicable, and in any event in sufficient time to permit timely preparation and filing by each Partner of its respective state and Federal tax returns, the Partnership will deliver to each Partner a copy of each state and Federal tax return or tax report filed by the Partnership and such other information as may be necessary in order for the Partner to prepare such Partner's federal and state tax returns.

         6.7 Tax Elections. All elections for federal income tax purposes (and corresponding elections for state, local and foreign purposes) which are required or permitted to be made by the Partnership, and all material decisions with respect to the calculation of its income or loss for tax purposes, will be made in such manner as the Tax Matters Partner will determine in his sole discretion.

                                  ARTICLE VII.
                      MANAGEMENT AND OPERATION OF BUSINESS

         7.1 General Partner. Management of the Partnership shall be vested in the General Partner, or its duly appointed successor or successors as provided herein. The General Partner may exercise all of the powers of the Partnership whether derived from law, the Certificate of Limited Partnership or this Agreement, except as otherwise specifically set forth in this Agreement, including Section 7.3. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement. In no event shall any Person dealing with the General Partner with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any joint act or action of the General Partner, and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and/or delivery thereof, this Agreement was in full force and effect, (ii) the instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (iii) the General Partner was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

         7.2 Removal of General Partner. The General Partner shall have the duties, rights, powers and authorities to do on behalf of the Partnership all things which are authorized hereunder. The General Partner may be removed and replaced as General Partner hereunder only if and to the extent that the General Partner is removed and replaced pursuant to a written consent signed by all Partners.

         7.3 Specific Limitations on Authority. Anything in this Agreement to the contrary contained herein notwithstanding, the General Partner represents, covenants, warrants and agrees with the other Partners and the Partnership as follows:

                  (a) The General Partner shall not commingle the Partnership's funds or assets with those of the General Partner or any other Person or employ or permit another to employ such funds or assets in any manner except for the benefit of the Partnership.

                  (b) The General Partner shall not bind or obligate the Partnership with regard to any matter outside the scope of the purpose of the Partnership.

                  (c) The General Partner shall not use or permit the use of the Partnership's credit or property for other than Partnership purposes.

                  (d) The General Partner shall not (i) sell all or substantially all of the assets of the Partnership, (ii) merge or combine the Partnership with another entity or (iii) dissolve or liquidate the Partnership without the Majority Vote of the Partners.

                  (e) The General Partner shall not cause the Partnership to expend funds in excess of $5,276,773.95 for purposes set forth on the AFE without the written consent of all Partners.

         7.4 Devotion of Time. The General Partner shall devote such time to the Partnership's business as it, in the exercise of its reasonable judgment, shall deem necessary to manage and supervise the Partnership's business and affairs.

         7.5 Compensation of the General Partner. The General Partner shall not receive any compensation for the performance of its duties and obligations hereunder, but shall be entitled to reimbursement or recoupment for direct or indirect charges incurred by it in the performance of its duties and obligations hereunder.

         7.6 Independent Activities of Partners. Provided a Partner complies with all confidentiality provisions of this Agreement and any other confidentiality agreements between the Partnership and such Partners, to the extent permitted by applicable law, such Partner (acting on his, her, or its own behalf) may, notwithstanding this Agreement, engage in whatever business activities, ventures or commercial dealings of every kind and description, independently or with others, that he, she or it chooses, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner. Neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Partner from engaging in the activities mentioned in the preceding sentence, or require any Partner to permit the Partnership, or any Partner, to participate in or acquire any interest in any such activities. As a material part of the consideration for the execution of this Agreement by the Partners, each Partner hereby waives, relinquishes, and renounces any such right or claim of participation.

                                  ARTICLE VIII.
                       RIGHTS AND OBLIGATIONS OF PARTNERS

         8.1 No Participation in Management.  The Limited Partner shall not take part in the management or control of the Partnership's business, transact any business in the Partnership's name, or have the power to bind the Partnership. The Limited Partner shall not be deemed to have participated in the management or control of the Partnership by virtue of approving or disapproving, by vote or otherwise, any matter submitted to the Partners hereunder.

         8.2 Limitation on Liability. No Limited Partner shall be personally liable for losses or debts of the Partnership beyond such Limited Partner's Capital Contribution and any other contributions actually paid to the Partnership plus such Limited Partner's share of the assets and undistributed net profits of the Partnership.

         8.3 Rights of Partners. In addition to other rights provided by this Agreement, or by applicable law, a Partner shall have the right on demand and at such Partner's own expense:

                  (a) Promptly after becoming available, to obtain a copy of the Partnership's federal, state and local income tax returns for each year;

                  (b) To obtain information regarding the Capital Contributions made by each Partner;

                  (c) To receive a copy of this Agreement, the Certificate of Limited Partnership and any amendments or modifications to any of the foregoing;

                  (d) To receive a copy of any other contract or agreement regarding Capital Contributions of the Partners or distributions to the Partners, including any amendments or modifications thereto, entered into by the Partnership; and

                  (e) To inspect and copy any of the Partnership's books and records and obtain such information regarding the affairs of the Partnership during normal business hours.

A Partner shall maintain the confidentiality of any information contained in the Partnership's books and records or otherwise provided to it pursuant to this
Section 8.3.

                                  ARTICLE IX.
                              MEETINGS OF PARTNERS

         9.1 Place of Meetings. Meetings of Partners will be held either at the General Partner's principal place of business in Tulsa, Oklahoma or otherwise as may be designated by the General Partner and stated in the notice of the meeting.

         9.2 Annual Meeting. Annual meetings of the Partners will be held on such date and at such time as will be designated by the General Partner, at which meeting the Partners will transact such business as may be properly brought before the meeting. The failure to conduct an annual meeting of Partners shall not create any inference of lack of authority or otherwise act as a disability of the Partnership.

         9.3 Special Meetings. Special meetings of the Partners may be called by the General Partner on its own or at the request of Partners owning at least twenty-five percent (25%) of the Units. Only business within the purpose or purposes described in the notice of meeting delivered to the Partners in accordance with Section 9.4 may be conducted at a special meeting of Partners.

         9.4 Notice of Meeting. Written or printed notice of all meetings of the Partners entitled to vote, stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Partner entitled to vote at such meeting.

         9.5 Record Dates. For the purpose of determining Partners entitled to notice of or to vote at any meeting of Partners or any adjournment thereof, the General Partner may fix in advance a record date, which date will not be less than ten (10) nor more than sixty (60) days prior to the date of the meeting. In addition, whenever action by Partners is proposed to be taken by consent in writing without a meeting of Partners, the General Partner may fix a record date for the purpose of determining Partners entitled to consent to that action, which record date will not precede, and will not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the General Partner. If no record date has been fixed by the General Partner for the purpose of determining Partners entitled to consent in writing to any action, the record date for determining Partners entitled to consent to that action will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Partnership.

         9.6 Quorum. The presence of the holders of a majority of the voting power of the Units entitled to vote on any matter will constitute a quorum for the purpose of considering such matter at a meeting of the Partners. If a meeting of the Partners cannot be organized because a quorum will not be present or represented, the Partners entitled to vote thereat, will have the power to adjourn the meeting from time to time until a quorum will be present or represented. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting at which a quorum will be present or represented, the Partners may transact any business which might have been transacted at the original meeting.

         9.7 Voting. Except as required by law, any matter brought before a meeting of the Partners will be decided by the Majority Vote of the Partners. Each holder of Units will have one vote for each Unit held by such holder on each matter submitted to a vote of the Partners.

         9.8 Conduct of Meetings of Partners. At each meeting of the Partners, a chairman chosen by a majority of the voting power of the Units entitled to vote thereat will preside and act as chairman of the meeting. A secretary whom the chairman of such meeting will appoint, will act as secretary of such meeting and keep the minutes thereof. The General Partner may adopt such rules and regulations as it determines are reasonably necessary or appropriate in connection with the organization and conduct of any meeting of the Partners.

         9.9 Written Consent. Any action required or permitted to be taken at any annual or special meeting of Partners may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, will be signed by Partners owning Units having not less than the minimum voting power that would be necessary to take such action at a meeting at which all Partners entitled to vote thereat were present and voted. Every written consent will bear the date of signature of each Partner that signs the consent. Delivery will be by hand or certified or registered mail, return receipt requested, to the principal office of the Partnership. Upon adoption of an action taken under this Section 9.9 the Partnership shall give prompt notice of such action to all Partners.

         9.10 Telephonic Meetings. Partners may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Partners participating in the meeting can hear each other, and participation in such meeting will constitute attendance and presence in person at such meeting.

                                   ARTICLE X.
                               TRANSFER OF UNITS;
             ADMISSION OF SUBSTITUTE AND ADDITIONAL LIMITED PARTNERS

         10.1 Restrictions on Disposition; Permitted Dispositions.

                  (a) Transfers to Affiliates. Any Partner shall be permitted at any time and from time to time to effect a Disposition of such Partner's Units to any Affiliate of the disposing Partner, provided that (i) the disposing Partner owns and controls at least a majority of the equity interest in such Affiliate, and (ii) in the case of any such Disposition by the General Partner, the General Partner shall continue to be the General Partner and shall be responsible to the Partnership and the other Partners for its obligations as General Partner. It shall be a condition to any permitted Disposition of Units pursuant to this
         Section 10.1(a) that any Affiliate of a Limited Partner receiving Units shall agree to become a Limited Partner under and to be bound by the terms of this Agreement and that all other requirements of this Agreement relating to the admission of Substituted Limited Partners shall have been satisfied.

                  (b) No Dispositions. No Partner may make a disposition of its Units without first complying with Section 10.5 unless such transfer is allowed under Section 10.1(a).

                  (c) Restrictions on Dispositions. Except as otherwise provided in Subsection (a) of this Section 10.1, without first complying with
         Section 10.5, no Partner may effect a Disposition of all or any part of its Units, unless and until (i) the transferee executes an instrument reasonably satisfactory to the General Partner accepting and adopting the provisions, representations and agreements of a Partner set forth in this Agreement and representing such facts (which representations shall be true) as the General Partner may deem necessary or advisable to assure that neither the Partnership, the General Partner nor any Partner or Assignee or any Affiliate thereof would be liable or subject to any requirement to make any registration of any security under the Securities Act of 1933, as amended ("Securities Act"), or applicable state securities laws or any rule or regulation promulgated thereunder;
         (ii) the transferor or transferee delivers an opinion of counsel in form and content satisfactory to the General Partner to the effect that such Disposition is exempt from the registration requirements of the Securities Act, applicable state securities laws or any rule or regulation promulgated thereunder; and (iii) the General Partner shall be satisfied that (A) such Disposition would not result in the termination of the Partnership within the meaning of Section 708(b) of the Code, (B) such Disposition would not adversely affect the status of the Partnership as an entity taxable as a partnership under the Code, nor would it cause the Partnership to be deemed to be an "investment company" under the Investment Company Act of 1940, (C) such Disposition would not cause the Partnership to be treated as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code, (D) such Disposition would not cause the Partnership or any Partner to be in violation of any applicable state or federal securities law, and (E) neither the proposed transferor nor the transferee is, or upon consummation of the Disposition would be, in default in the full and punctual payment and performance of any obligations or liabilities to the Partnership. The General Partner may, with the consent of the Partners, waive the conditions in clause (ii) and (iii) of the preceding sentence in connection with an offer made on substantially equivalent terms to all Partners or Assignees. A transferee pursuant to a Disposition permitted by this Article X shall be an Assignee, unless and until admitted as a Substituted Limited Partner as provided elsewhere herein.

         10.2 Rights of Transferee. No transferee shall have the right to become a Substituted Limited Partner unless: (i) the Majority Vote of the Partners consent to such substitution (such consent not to be withheld unreasonably), and
(ii) such transferee executes an instrument reasonably satisfactory to the General Partner accepting the terms and provisions of this Agreement, obtains such consents and opinions of counsel as the General Partner deem necessary and pays any reasonable expenses in connection with such admission as a Substituted Limited Partner (including legal and accounting expenses). No General Partner shall ever incur any liability in connection with the giving or withholding of consent to the admission of a transferee as a Substitute Limited Partner if such General Partner acts in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Partnership.

         10.3 Effective Date of Transfer. Each Disposition shall become effective as of the first day of the calendar month following the calendar month during which the Partners approve such Disposition (if such approval is required under the terms hereof) and the General Partner receives a copy of the instrument of assignment and all such certificates and documents of the character described in Section 10.1(c) which the General Partner may request.

         10.4 Invalid Transfer. No Disposition of Units which is in violation of this Article X shall be valid or effective, and the Partnership shall not recognize the same for the purposes of making any allocation or distribution. The Partnership may enforce the provisions of this Article X either directly or indirectly or through its Representatives by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any proposed Dispositions not in accordance with this Article X.

         10.5 Right of First Refusal; Bona Fide Offer; Written Notice. In the event a Partner receives and desires to accept a bona fide offer from a third party for the purchase for cash of all or a portion of the Units (or any rights or interests therein) owned by that Partner, such Partner (hereinafter referred to as the "Selling Partner") shall give written notice (the "Selling Partner's Notice") of such offer to the Partnership and to all other Partners. The notice must set forth the name and description of the identity of the proposed transferee (the "Transferee"), the number of Units proposed to be transferred (hereinafter referred to as the "Offered Units"), and the cash price per Unit.

         (a) Partnership's Option to Purchase. On receipt of the Selling Partner's Notice, the Partnership shall have the right and option exercisable at any time during a period of sixty (60) days from the date of receipt of said notice ("Partnership Exercise Period"), to purchase all, or a portion, of the Offered Units at the price per Unit stated in the Selling Partner's Notice. If exercised, the purchase shall be made on such further terms and conditions as set out in the Selling Partner's Notice. If the Partnership decides to exercise this option, it shall, prior to the expiration of the Partnership Exercise Period, give written notice of its intention to purchase to the Selling Partner. The sale and purchase of all of the Offered Units shall be closed within sixty (60) days from the date of the Partnership's written notice to the Selling Partner exercising the purchase rights set forth herein. At such closing, the Selling Partner shall take all necessary steps to Dispose of the Offered Units to the Partnership. The right of the Partnership to exercise its option to purchase shall be subject to the Partnership Act governing the rights of a partnership to purchase its own Units.

         (b) Other Partners' Option to Purchase. If the Partnership does not or cannot elect to exercise its option to purchase all of the Offered Units, in whole or in part during the Partnership Exercise Period, then prior to the expiration of the Partnership Exercise Period, the Partnership shall send written notice to all of the Partners of the Partnership who are not Selling Partners (the "Partnership Notice"). The Partners of the Partnership, other than the Selling Partner, shall be given an opportunity to purchase the Offered Units or so much thereof as is not purchased by the Partnership for sixty (60) days from the date of mailing the Partnership Notice (the "Partner Exercise Period"). Partners who desire to purchase Offered Units (hereinafter referred to as "Purchasing Partners") shall be entitled to purchase, all, but not less than all, of the Offered Units remaining that are not purchased by the Partnership. The Selling Partner shall not be required to sell any of the Offered Units to the Purchasing Partners, unless the Purchasing Partners are willing, as a group, together with the Partnership, to purchase all of the Offered Units. Such purchase must be made at the price per Unit stated in the Selling Partner's Notice. The purchase must also be made on such further terms and conditions as are set out in the Selling Partner's Notice. If the Purchasing Partners desire to purchase the Offered Units made available hereunder, they must give written notice to the Partnership and the Selling Partner prior to the expiration of the Partner Exercise Period. The sale and purchase of the Offered Units shall be closed within thirty (30) days after the Partner Exercise Period. The Selling Partner shall take all necessary steps to transfer the Offered Units to the Purchasing Partners. Unless the Purchasing Partners agree that the Offered Units shall be purchased by them in some other proportion, each Purchasing Partner shall be entitled to purchase that portion of the Offered Units that the number of Units held by that Purchasing Partner bears to the number of Units held by Partners electing to participate in the purchase of the Offered Units.

         (c) Right to Sell Unpurchased Units; No Termination of Restrictions. In the event that the Partnership and the Purchasing Partners do not purchase all of the Offered Units, the Selling Partner shall have the right, during a period of thirty (30) days after the termination of the Partner Exercise Period, to transfer all of the Offered Units to the third party from whom the Selling Partner received the bona fide offer of purchase on the same terms and conditions and at a price equal to the price specified in the Selling Partner's Notice to the Partnership. Notwithstanding anything herein to the contrary, the Units shall be transferred subject to all restrictions against Disposition created by this Agreement, and prior to any such Disposition being effected, the Transferee must comply with all of the terms and conditions of this Agreement, including, but not limited to an agreement in writing to be bound by the terms and conditions of this Agreement as set forth in
         Section 10.1(c). If a sale to the prospective purchaser is not made within the thirty (30) day period provided for herein, the restrictions contained in this Agreement shall begin again and continue in effect.

         (d) Termination of Rights. Any Partner, other than the General Partner, whose Units are purchased in their entirety by the Partnership, by other Partners or by a bona fide offeror in accordance with the terms of this Section 10.5 shall cease to be a party to this Agreement, and shall have no further rights and obligations hereunder.

         10.6 Purchase Upon Certain Triggering Events. (i) Upon any involuntary Disposition of the Units held by any Partner through foreclosure, deed-in-lieu of foreclosure, bankruptcy, levy, attachment or other Disposition under operation of law, or (ii) if there shall be filed by or against any Partner in any court pursuant to any statute of the United States or of any state or foreign country, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or any portion of such Partner's property, or (iii) if a Partner makes an assignment for the benefit of creditors or avails itself of any form of insolvency proceedings, or (iv) if any proceedings are instituted to attach, garnish or otherwise levy and execute on any Units or ownership interest of a Partner in the Partnership, or (v) if Tidelands shall be in material default of any of its representations and warranties under Section 3(a) of the Purchase Agreement and Tidelands shall have failed to cure the same within thirty (30) days after receiving written notice thereof from Impact, (hereinafter, the "Exit", and the Partner departing, the "Exiting Partner"), all of the Units owned by the Exiting Partner, legally or beneficially, including any Units held in a trust of which such Partner is the grantor, or in a bankruptcy estate in which such Partner is the debtor, and to which the Exiting Partner or the personal representatives of that Partner shall be entitled, shall be sold and purchased as herein provided.

         (a) Option of Partnership to Purchase. The Partnership may purchase from the Exiting Partner or the personal representatives thereof and the Exiting Partner or the personal representatives thereof shall, if the Partnership elects in a written notice sent to the Exiting Partner or the applicable representative of the Exiting Partner not later than ninety (90) days following the date of the event which creates such right, sell to the Partnership all the Units owned by the Exiting Partner and to which the Exiting Partner or the personal representatives shall be entitled, at the price per Unit as of the date of the Exit determined according to Section 10.6(e) hereof.

         (b) Other Partners' Option to Purchase. If the Partnership does not or cannot elect to exercise its option to purchase all of the Exiting Partner's Units, in whole or in part during the period set forth in
         Section 10.6(a), then prior to the expiration of such period, the Partnership shall send written notice to all of the Partners of the Partnership who are not Exiting Partners (the "Partnership Notice"). The Partners of the Partnership, other than the Exiting Partner, shall be, unless such Partner is then in default of any obligation to make Capital Contributions hereunder, given an opportunity to purchase the Units of the Exiting Partner or so much thereof as is not purchased by the Partnership for sixty (60) days from the date of mailing the Partnership Notice (the "Partner Exercise Period"). Partners who desire to purchase any such Units (hereinafter referred to as "Purchasing Partners") shall be entitled to purchase, all, but not less than all, of such Units remaining that are not purchased by the Partnership. If the Purchasing Partners desire to purchase the Offered Units made available hereunder, they must give written notice to the Partnership and the Exiting Partner prior to the expiration of the Partner Exercise

         Period. The sale and purchase of the Exiting Partner's Units shall be closed within thirty (30) days after the Partner Exercise Period. Unless the Purchasing Partners agree that the Units being purchased shall be purchased by them in some other proportion, each Purchasing Partner shall be entitled to purchase that portion of the Exiting Partner's Units that are not purchased by the Partnership that the number of Units held by that Purchasing Partner bears to the number of Units held by Partners electing to participate in the purchase of such Units.

         (c) Closing. The closing of such purchase and sale upon the Exit shall take place at the office of the Partnership at a date designated by the Partnership, which shall be not more than ninety (90) nor fewer than ten (10) days following the date that the Partnership has given notice that it will purchase the Exiting Partner's Units, or such later date as established by the General Partner to facilitate any transactions set forth under Section 10.6(b).

         (d) Delivery of Units. At the closing described in this Section 10.6, upon the payment of the purchase price to the Exiting Partner or the estate of the Exiting Partner, the Exiting Partner or the legal representatives thereof shall assign and deliver the Units of the Exiting Partner to the Partnership or the Purchasing Partners, as the case may be.

         (e) Purchase Price and Terms. For the purposes of this Section 10.6, if the Partnership (or Purchasing Partners) elects to purchase the Exiting Partner's Units, the purchase price shall be determined by an appraisal of the fair market value of such Units. The appraisal shall be conducted as follows: The Exiting Partner and the purchaser shall each appoint, at their own cost, a qualified appraiser ("Qualified Appraiser"), who shall be a professional appraiser or certified public accountant qualified by experience and ability to appraise the Units. If both Qualified Appraisers agree on the fair market value of the Units, their opinion, which shall be submitted in writing, shall be conclusive and binding on both the Exiting Partner and the purchaser. If only one of the parties appoints a Qualified Appraiser, that appraiser's written opinion on the fair market value of the Units in question shall be conclusive and binding on both the Exiting Partner and the purchaser. If the two Qualified Appraisers disagree on the fair market value of the Units, they shall appoint a third Qualified Appraiser mutually acceptable to them, and the written opinion of the third Qualified Appraiser, whose fees and expenses shall be divided equally between the Exiting Partner and the purchaser, shall be conclusive and binding as to the fair market value of the Units to be purchased. Provided, however, that if the value of the Units in question found by the third Qualified Appraiser is greater than the highest of the first two appraisals, the highest of the first two appraisals shall constitute the fair market value of the Units and if their value as found by the third appraiser is less than the lowest of the first two appraisals, the lower of the first two appraisals shall constitute the fair market value of the Units. The appraisal shall be conducted as soon as reasonably practical and the results given to all Partners. To the extent permitted by applicable law, the purchase price shall be payable by the issuance of a promissory note by the Partnership (or Purchasing Partners) in the original principal amount of the purchase price as determined hereby, that bears interest at the prime rate of interest as set by Bank One N.A., as of such date, and principal payable in equal quarterly installments over a period of twelve (12) months or such other period as may be agreed upon.

         (f) Assurances. In order to provide the Partners with reasonable assurances regarding the financial condition of the Partners, each Partner agrees to provide the General Partner with quarterly financial information regarding such Partner which shall include, at a minimum, a quarterly un-audited balance sheet and income statement for such month not later than the 45th day following the end of each such quarter. With respect to Tidelands, Tidelands shall provide the General Partner with all reports and documents that it is required to file with the Securities and Exchange Commission as soon as possible after such filing. Additionally, each Partner agrees to give immediate written notice to the General Partner if it becomes insolvent or unable to pay its obligations as they come due or any other Exit event occurs or any event occurs which is a material adverse event with respect to that Partner.

         10.7 Distributions to the Transferee. The Partnership shall, after the effective date of any permitted Disposition pursuant to the provisions of this
Article X, thereafter pay all further distribution of profits or other compensation by way of income, or return of capital, on account of the Units so transferred, to the transferee from such time as such Units are transferred to the name of the transferee on the Partnership's books in accordance with the above provisions. In the absence of written notice to the General Partner of the Disposition of any Units, the General Partner may assume that no Disposition has occurred.

         10.8 Admission of Additional Limited Partners; Issuance of Additional Units. Additional Units may be authorized and issued by the Partnership to existing Partners upon such terms and conditions as may be approved by the Majority Vote of the Partners. Additional Units may be authorized and issued by the Partnership to any Additional Limited Partner in connection with the receipt of new Capital Contributions from, and the admission to the Partnership of, such Additional Limited Partner upon such terms and conditions as may be approved by the Majority Vote of the Partners. In addition, no new Person may be admitted as an Additional Limited Partner in connection with new Capital Contributions or issuance of additional Units unless the applicable requirements of clauses (i) through (iii) of Section 10.1(c) relating to transfers of Units have been satisfied in connection with the issuance and acquisition of the new Units and the admission of the Additional Limited Partner. The admission of an Additional Limited Partner shall be effective as of the first day of the calendar month following the calendar month during which (a) the Partners approve such admission, (b) the Additional Limited Partner executes an instrument reasonably satisfactory to the General Partner accepting the terms and provisions of this Agreement, (c) the Additional Limited Partner pays all expenses incurred in connection with its admission as an Additional Limited Partner (including legal and accounting expenses), and (d) the General Partner receives consents, opinions of counsel and other documents required as provided above and all of the other conditions set forth above have been satisfied.

         10.9     Unit Certificates.

                  (a) Issuance of Unit  Certificates.  The  Partnership  may but
         shall not be required to issue one or more certificates in the name of applicable Partners evidencing the number of Units issued. Upon the Disposition of a Unit in accordance with Article X, the Partnership shall, if certificates have been issued, issue replacement certificates. All certificates shall contain legends required by this Agreement or otherwise required by law.

                  (b) Lost, Stolen or Destroyed Unit Certificates. The Partnership shall issue a new certificate in place of any certificate previously issued if the record Partner holding the certificate: (i) makes proof by affidavit that a previously issued certificate has been lost, stolen or destroyed; (ii) requests the issuance of a new certificate before the Partnership has notice that the Units evidenced by such certificate have been acquired by a purchaser for value in good faith and without notice of an adverse claim; and (iii) if required by the Partnership, delivers to the Partnership a bond with surety or sureties acceptable to the Partnership, to indemnify the Partnership against any claim that may be made on account of the alleged loss, destruction or theft of the certificate.

         10.10 Endorsement on Unit Certificates. Any certificate evidencing Units now or hereafter issued by the Partnership shall bear a legend reading substantially as follows:

           Any sale, assignment, transfer or other disposition of the Units represented by this certificate is restricted by and subject to the terms and provisions of an Agreement of Limited Partnership dated effective APRIL _____, 2003.A copy of such Agreement is on file with the General Partner of the Partnership. By acceptance of this certificate, the holder thereof agrees to be bound by the terms of such Agreement.

A legend reading substantially as above shall be endorsed on any certificate for Units hereafter issued by the Partnership to any Partner or transferee thereof.

         10.11 Special Rules on Dispositions by General Partner. Whenever any Disposition of Units by the General Partner is made under Sections 10.1(a), 10.5 or 10.6, unless such is made in a manner that the Transferee of such Units also becomes a general partner, the General Partner shall not transfer Units unless it retains, after such Disposition, Units equal to at least one percent (1%) of the Units and any Units which it so transfers will be Units of limited partnership interest in the hands of the Transferee. If the General Partner ceases to be a general partner as permitted hereunder, its Units shall be deemed Units of limited partnership interest.

         10.12 Special Rules Relating to Pledge of Units. The parties agree that they shall not pledge or encumber, by mortgage or otherwise, any of their Units or any rights of ownership in the Partnership without the prior written consent of the General Partner, which consent shall not be unreasonably withheld. In the event any such pledge or encumbrance is made, the holder of any security interest so created shall have no rights to become a Substitute Partner and the Partnership shall have no obligation to recognize any transfer of ownership interest, either before or after foreclosure.

                                   ARTICLE XI.
                    DISSOLUTION, LIQUIDATION AND TERMINATION

         11.1 Dissolution and Termination. The bankruptcy, insolvency or dissolution of a Limited Partner shall not dissolve the Partnership. The Partnership shall be dissolved upon the happening of any one of the following events:

                  (a) the disposition of all or substantially all assets of the Partnership;

                  (b) the expiration of the fixed term of the Partnership;

                  (c)  the  conduct  of  the  Partnership's   business  becoming
         unlawful;

                  (d) all Partners have agreed in writing to terminate the Partnership; or

                  (e) any other event which under the Mandatory Provisions of the Partnership Act causes the dissolution of a limited partnership.

         11.2     Winding-up and Termination.

                  (a) Unless otherwise provided herein, upon the dissolution of the Partnership no further business shall be conducted, except for such action as shall be necessary for the winding-up of the affairs of the Partnership and the distribution of its assets to the Partners and Assignees pursuant to the provisions of this Section 11.2. The General Partner shall act as liquidating trustee, or the General Partner may appoint in writing one or more other Persons to act as liquidating trustee or trustees, and such trustee or trustees shall have full authority to wind up the affairs of the Partnership and to make final distribution as provided herein.

                  (b)  Upon  dissolution  of the  Partnership,  the  liquidating trustee or trustees shall sell or distribute in kind all of Partnership property as determined in the sole discretion of the liquidating trustee or trustees. The liquidating trustee or trustees shall ascertain the fair market value by appraisal or other reasonable means of all Partnership property not sold, and upon distribution of such property each Partner's capital account shall be adjusted as if such property had been sold at such fair market value and gains and losses realized thereby had been allocated to the Partners in accordance with
         Article V hereof. Subject to any applicable provisions of Article V, the liquidating trustee or trustees shall apply and distribute the proceeds of liquidation and remaining non-cash assets in the following order:

                           (i) First,  to the payment of the debts,  obligations
                  and liabilities of the Partnership (including all debts, obligations and liabilities to the Partners) and the costs of dissolution;

                           (ii) Then to Impact and Eagle, pari passu,  until the
                  amount of their respective unpaid Priority Return is zero; and

                           (iii) Then,  unless otherwise agreed to by all of the
                  Partners, any balance remaining shall be distributed among the Partners in proportion to their respective positive Capital Account balances (after taking into account all adjustments to the Capital Accounts for the Partnership's taxable year in which liquidation occurs) pursuant to the timing requirement set forth in Treasury Regulations ss.1.704-1(b)(2)(ii)(b)(2). Upon a liquidation within the meaning of Treasury Regulations ss.1.704-1(b)(2)(ii)(g), if any Partner has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year in which the liquidation occurs), the Partner shall have no obligation to make any contribution to the capital of the Partnership, and the negative balance of the Partner's Capital Account shall not be considered a debt of the Partner to the Partnership or to any other Person. Any property which is distributed in kind shall reduce the Capital Account of the distributee by the Agreed Value of such property as determined above.

                  (c) Notwithstanding the foregoing, if any Partner shall be indebted to the Partnership, then until payment in full of such indebtedness, regardless of the stated maturity or maturities thereof, the liquidating trustee or trustees shall retain such Partner's distributive share of Partnership property and apply such sums to the liquidating of such indebtedness and the cost of operation of such Partnership property during the period of such liquidation.

                  (d) The liquidating trustee or trustees shall comply with this Agreement and all requirements of the Partnership Act and other applicable law pertaining to the winding-up of a limited partnership.

                  (e) The Partners shall look solely to the assets of the Partnership for the return of their Capital Contribution, and if the Partnership property remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return its Capital Contribution, it shall have no recourse against any Partner or any other Person for that purpose.

         11.3 Statement. Within a reasonable time following the completion of the liquidation of the Partnership's business, the liquidating trustee shall supply to each of the Partners or Assignees a statement audited by independent auditors which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation, and each Partner's or Assignee's pro rata portion of distributions pursuant to Section 11.2.

         11.4 Termination. Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the General Partner (or the liquidating trustees, as the case may be) shall execute and record, and are hereby given the authority to execute and record, all documents required to effectuate the dissolution and termination of the Partnership.

         11.5 Indemnification. The liquidating trustee or trustees (and each Representative, contractor, adviser or appraiser thereof) shall be indemnified, released and held harmless by the Partnership from and against all demands, liabilities and causes of action. Costs and damages of any nature whatsoever arising out of or incidental to the taking of any action authorized under this
Article XI whether or not arising out of the negligence of the liquidating trustee or trustees (or any Representative, contractor, adviser or appraiser thereof); provided, however, that the liquidating trustee or trustees (or any Representative, contractor, adviser or appraiser thereof) shall not be entitled to indemnification hereunder where the claim or issue arose out of (i) a matter entirely unrelated to acting under the provisions hereof, (ii) the gross negligence, bad faith or willful misconduct of the liquidating trustee or trustees (or any Representative, contractor, adviser or appraiser thereof seeking indemnity hereunder), or (iii) the willful and repeated breach by the liquidating trustee or trustees of obligations under this Article XI. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all other rights, remedies and resources to which the liquidating trustee or trustees (or any Representative, contractor, adviser or appraiser thereof) shall be entitled at law or in equity.

                                  ARTICLE XII.
                    LIMITATION OF LIABILITY; INDEMNIFICATION

         12.1 General Partner's Liability. Neither the General Partner and its respective Affiliates, nor any of their respective Representatives, shall be liable to the Partnership or any Limited Partner for any loss or damage suffered by the Partnership or any Limited Partner resulting from the performance of the General Partner's duties and responsibilities under this Agreement, except when and to the extent that such loss or damage results from the gross negligence or willful misconduct of such General Partner or its Affiliates or their respective Representatives or from the willful and repeated breach of this Agreement by such General Partner; provided that, where such loss or damage arises as a result of a General Partner's performance or omission in accordance with the instructions of the Partners given specifically with respect to the precise manner in which the General Partner is to perform the specified task, it shall be deemed that such loss or damage was not the result of gross negligence or willful misconduct of the General Partner or its Affiliates or their respective Representatives.

         12.2     Indemnification.

                  (a) Partnership Indemnity.  To the maximum extent permitted by law, the Partnership shall indemnify and hold harmless the General Partner, its respective Affiliates, and the respective Representatives of the foregoing (each, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, penalties and other expenses actually and reasonably incurred by the Indemnitee in connection with any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of the fact that the Indemnitee is or was a General Partner of the Partnership or is or was a Representative of a General Partner or any of its Affiliates, arising out of or incidental to the business of the Partnership, provided that (i) the action is not based on willful and repeated breach of this Agreement, (ii) the Indemnitee acted in good faith and in a manner he, she or it reasonably believed to be in, or not opposed to, the best interests of the Partnership and within the scope of the Indemnitee's authority and
         (iii) with respect to a criminal action or proceeding, the Indemnitee had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified above.

                  (b) Advancement of Expenses. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 12.2 (other than a claim asserted against any Indemnitee by the Partnership or by any one or more of the Partners) may, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified as authorized in this Section 12.2.

                  (c)  Non-Exclusivity.  The  indemnification  provided  by this
         Section 12.2 shall be in addition to any other rights to which the Indemnitee may be entitled under any agreement, as a matter of law or equity, or otherwise, and shall inure to the benefit of the successors, assignees, heirs, personal representatives and administrators of the Indemnitee.

         12.3 Force Majeure. The General Partner shall not be liable for any loss or damage to Partnership property caused by strikes, labor troubles, riots, fires, tornadoes, floods, acts of a public enemy, insurrections, acts of God, failure to carry out the provisions hereof due to provisions of law or rules or regulations promulgated by any governmental agency or any demand or requisition of any government, or from any other cause beyond the control of the General Partner.

                                  ARTICLE XIII.
                      EFFECTIVE TIME AND GENERAL PROVISIONS

         13.1 Effective Time. This Agreement shall be effective as of the Effective Time.

         13.2 Amendments. This Agreement shall not be amended without the consent of all Partners.

         13.3 Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be delivered in person or sent by certified mail, postage prepaid, by overnight courier or by facsimile. Such notices, offers and communications will be considered as properly made, given or served as follows: (i) if delivered in person, on the date of the personal delivery; (ii) if sent by certified mail, on the date which is five (5) business days after deposit of the same in the United States mail, postage prepaid, addressed as set forth herein and certified with return receipt requested; (iii) if sent by overnight courier, on the business day next following delivery of same to the courier service, addressed as set forth herein; or (iv) if sent by facsimile, on the date the facsimile is transmitted to the recipient, as evidenced by the sender's confirmation. All notices, offers and communications shall be addressed as follows: (x) if to the Partnership, to the General Partner; (y) if to a Partner, to the address set forth on Exhibit A hereto; and (z) if to an Assignee, to the address of such Assignee given to the General Partner in accordance with the provisions of
Article X. Any Partner or Assignee may change the address to which notice is to be given to such Partner or Assignee by giving such a notice in writing stating such newly designated address shall be such Partner's or Assignee's address for purpose of all notices, offers or communications and payments, distributions or deliveries required or permitted to be given pursuant to this Agreement.

         13.4 Consents. No consent or approval given hereunder by or on behalf of any Limited Partner shall be effective unless given in a writing, signed by one or more of its Authorized Representatives and delivered in accordance with the provisions of Section 13.3. The signature of any Authorized Representative appearing on any consent or approval sent by facsimile shall be deemed the original signature of such Authorized Representative.

         13.5 Applicable Laws. This Agreement is governed by and shall be construed and enforced in accordance with the laws of the State of Texas.

         13.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Partners, their heirs, executors, administrators, legal representatives, successors and assigns.

         13.7 Headings. The headings in this Agreement are intended for convenience and identification only, are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof and shall be disregarded in the construction and enforcement of this Agreement.

         13.8 Violation. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights or remedies the parties may have by law, statute, ordinance or otherwise.

         13.9 Severability. If and to the extent that any court or governmental agency of competent jurisdiction holds any part or provision of this Agreement to be invalid or unenforceable, the Partners shall agree upon an equitable adjustment of the provisions of this Agreement with a view toward effecting its purpose. Such holding shall in no way affect the validity or effectiveness of the other provisions of this Agreement, which shall remain in full force and effect.

         13.10 Counterparts. This Agreement or any amendment hereto may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one (1) agreement. This Agreement or any amendment hereto may, in addition and without implied limitation, be executed by a Limited Partner (including a Substituted Limited Partner) by such Limited Partner executing a power of attorney satisfactory in scope, form and substance to the General Partner authorizing the General Partner to execute a counterpart on behalf of such Partner, provided such power of attorney is accepted by the General Partner and provided, further, that the General Partner executes this Agreement or any amendment hereto on behalf of such Limited Partner (any such execution by the General Partner to evidence conclusively the acceptance by the General Partner of such power of attorney).

         13.11 Waiver of Right to Partition. Each Person who now or hereafter is a party hereto or who has any right herein or hereunder irrevocably waives during the term of the Partnership any right to maintain any action for partition with respect to the properties and assets of the Partnership.

         13.12 Special and Consequential Damages. Neither the General Partner nor any Limited Partner shall be liable to any other Partner or to the Partnership for any exemplary or punitive damages or for loss of profits, consequential losses or business loss, injury or damage arising in connection with this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                                 GENERAL PARTNER:
                                                 COAHUILA PIPELINE, L.L.C.


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------


                                                 LIMITED PARTNERS:


                                                 IMPACT INTERNATIONAL, L.L.C.


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------


                                                 TIDELANDS OIL & GAS CORPORATION


                                                 By:
                                                    ----------------------------

                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------


                                                 BLACKROCK CAPITAL CORPORATION


                                                 By:
                                                    ----------------------------
                                                 Name: Matthew J. Diedzic, Jr.
                                                 Title: President

                                    EXHIBIT A
                                 UNIT OWNERSHIP






                       Name and Address         Number of Units
                       ----------------         ---------------


                       Coahuila Pipeline              10
                             Impact                  720
                           Tidelands                 250
                           Blackrock                  20